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EXHIBIT 23.1

                     TOURVILLE, SIMPSON & HENDERSON, L.L.P
                         CERTIFIED PUBLIC ACCOUNTANTS

                           Columbia, South Carolina


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS



     We hereby consent to the inclusion of our report dated August 24, 1999 on the financial statements of Coastal Banking Company, Inc., at June 30, 1999 and for the period then ended, in Amendment #1 to the Form SB-2 Registration Statement as filed by Coastal Banking Company, Inc., under the securities Act of 1933 and the reference to us under the caption "Experts" in the same Form SB-2 Registration Statement.



                                      /s/ Tourville, Simpson & Henderson, L.L.P.
                                      ------------------------------------------



Tourville, Simpson & Henderson, L.L.P.
Columbia, South Carolina
October 4, 1999